WORKHORSE GROUP INC.,
THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF
and
U.S. Bank National Association
as Trustee and Collateral Agent
___________________________
INDENTURE
Dated as of October 14, 2020
___________________________
Senior Secured Convertible Notes due 2024

02012.07700

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Section 3.16.	Transactions with Affiliates	38
Section 3.17.	Restricted Issuances	38
Section 3.18.	[Reserved].	39
Section 3.19.	Rule 144A Information and Annual Reports	39
Section 3.20.	Maintenance of Office or Agency	41
Section 3.21.	Impairment of Security Interest.	41

Article 4. Repurchase and Redemption		42

Section 4.01.	No Mandatory Redemption or Sinking Fund	42
Section 4.02.	Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change	42
Section 4.03.	[Reserved].	45
Section 4.04.	Right of the Company to Redeem the Notes	45

Article 5. Conversion		42

Section 5.01.	Right to Convert.	48
Section 5.02.	When Notes May Be Converted.	48
Section 5.03.	Conversion Procedures	48
Section 5.04.	Settlement Upon Conversion	49
Section 5.05.	Reserve and Status of Common Stock Issued upon Conversion.	51
Section 5.06.	[Reserved].	51
Section 5.07.	Adjustments to the Conversion Rate.	51
Section 5.08.	Voluntary Adjustments	60
Section 5.09.	[Reserved].	60
Section 5.10.	Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales	60
Section 5.11.	Limitations on Conversions	62
Section 5.12.	[Reserved].	63
Section 5.13.	Responsibility of Trustee and Conversion Agent	63

Article 6. Successors		64

Section 6.01.	When the Company May Merge, Etc.	64
Section 6.02.	Successor Corporation Substituted	65

Article 7. Defaults and Remedies		65

Section 7.01.	Events of Default	65
Section 7.02.	Acceleration	68
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INDENTURE, dated as of October 14, 2020, among Workhorse Group Inc., a Nevada corporation, as issuer (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereof and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
Each party to this Indenture (as defined below) agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s Senior Secured Convertible Notes due 2024 (the “Notes”).
Article 1.DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01.DEFINITIONS.
“Acceptable Security Interest” means, with respect to any Property, a Lien that (A) exists in favor of the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent; (B) is superior to all Liens or rights of any other Person in the Property encumbered thereby (other than Permitted Prior Liens); (C) secures the Notes and other Obligations under the Notes and this Indenture; and (D) is perfected and enforceable.
“Additional Interest” means all amounts, if any, payable pursuant to Section 3.19(D), Section 3.19(E) and Section 7.04, as applicable.
“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.
“Attribution Parties” means, collectively, the following Persons and entities as it relates to any Holder: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by any Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively any Holder and all other of such Holder’s Attribution Parties to the Maximum Percentage.
“Authorized Denominations” has the meaning set forth in Section 2.03(A).
“Backlog Conversions” means, as of any date, the total net sales made by the Company and its Subsidiaries pursuant to Firm Orders for the four most recently completed fiscal quarters of the Company, calculated on a basis consistent with GAAP and the Company’s historical reporting practices (as reflected in the Company’s most recent Forms 10-Q and 10-K); provided that, to the extent any business, division or assets are divested or disposed of, or acquired, merged, consolidated or amalgamated, in each case, as permitted hereunder, such calculation shall be made after giving pro forma effect to such divestiture, disposition, acquisition, merger, consolidated or amalgamation.

“Backlog Orders” means, as of any date, an amount equal to the product of (a) the total number of units for which the Company and its Subsidiaries have Firm Orders as of the last day of the Company’s most recently ended fiscal quarter, multiplied by (b) the net purchase price applicable to such units, in each case, calculated on a basis consistent with GAAP and the Company’s historical reporting practices (as reflected in the Company’s most recent Forms 10-Q and 10-K); provided that, to the extent any business, division or assets are divested or disposed of, or acquired, merged, consolidated or amalgamated, in each case, as permitted hereunder, such calculation shall be made after giving pro forma effect to such divestiture, disposition, acquisition, merger, consolidated or amalgamation.
“Backlog Sales” means, as of any date, the sum of Backlog Conversions and Backlog Orders for such date.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.
“Business Combination Event” has the meaning set forth in Section 6.01(A).
“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.
“Capital Expenditures” means (A) all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries, (B) all capitalized research and development costs during such period and (C) all fixed asset additions financed through Financing Lease Obligations incurred by the Company and its Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period.
“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any Property, whether real or personal Property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person (but excluding any debt security that is convertible into for such equity).
“Cash” means all cash and liquid funds.
“Cash Equivalents” means, as of any date of determination, any of the following:
(A)marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date;
(B)marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service;
(C)commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service;
(D)certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and
(E)shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.
“Certus” means Certus Unmanned Aerial Systems LLC, a Delaware limited liability company.
“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means all Property mortgaged under the Mortgages and any other Property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Notes and the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” does not include any Excluded Collateral.
“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.
“Collateral Agreements” means, collectively, each Mortgage, the Security Agreement, and each other agreement or instrument creating Liens in favor of the Trustee or the Collateral Agent as required by this Indenture, in each case, as the same may be in force from time to time.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 5.10(A).
“Common Stock Change Event” has the meaning set forth in Section 5.10(A).
“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.
“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Conversion Agent” has the meaning set forth in Section 3.20.
“Conversion Consideration” has the meaning set forth in Section 5.04(A).
“Conversion Consideration Interest Shares” has the meaning set forth in Section 5.04(A)(ii).
“Conversion Consideration Interest Shares Notice” has the meaning set forth in Section 5.04(B).
“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.
“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.
“Conversion Rate” initially means 28.3354 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment pursuant to Article 5. Whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.
“Conversion Settlement Date” has the meaning set forth in Section 5.04(D).
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Corporate Trust Office” means the office of the Trustee or the Collateral Agent, as applicable, at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at U.S. Bank Global Corporate Trust, 425 Walnut Street, CN-OH-W6CT, Cincinnati, OH 45202, or such other address as the Trustee or the Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee or Collateral Agent (or such other address as such successor Trustee or Collateral Agent, as applicable, may designate from time to time by notice to the Holders and the Company).
“Covenant Defeasance” means any defeasance pursuant to, and subject to the terms of, Section 11.04.
“Covering Price” has the meaning set forth in Section 5.04(F)(i).

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WKHS <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Default Interest” means has the meaning set forth in Section 2.03(C).
“Defaulted Shares” has the meaning set forth in Section 5.04(F).
“Depositary” means The Depository Trust Company or its successor.
“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(A)matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(B)is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or
(C)is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.
“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of the Notes are Freely Tradable; (B) the Holders are not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 5.11; (D) the Company is in compliance with Section 5.05(A) and such shares will satisfy Section 5.05(B); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of Common Stock is not less than $5.00 (subject to proportionate adjustments for events of the type set forth in Section 5.07(A)(i)); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Exchange is not less than five million dollars ($5,000,000); and (H) no Default or Event of Default will have occurred or be continuing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Event of Default” has the meaning set forth in Section 7.01(A).
“Event of Default Notice” has the meaning set forth in Section 7.03.
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Excess Shares” has the meaning set forth in Section 5.11.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning set forth in Section 5.07(A)(d).
“Expiration Time” has the meaning set forth in Section 5.07(A)(d).
“Financing Lease Obligations” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.
“Firm Orders” means orders that have been made by customers pursuant to a binding contract or purchase order.
“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of the Notes, that (A) such shares would be eligible to be offered, sold or otherwise transferred by a Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at the Depositary and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.
“Fundamental Change” means any of the following events:
(A)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;
(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other Property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)the Common Stock ceases to be listed on any Eligible Exchange,
For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date as of which the Notes must be repurchased for cash in connection with a Fundamental Change, as provided in Section 4.02(B).
“Fundamental Change Repurchase Notice” has the meaning set forth in Section 4.02(C).
“Fundamental Change Repurchase Price” has the meaning set forth in Section 4.02(D).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 4.01(A).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in the Notes and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
“Global Note” shall have the meaning specified in Section 2.05(B).
“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 9.
“Guaranteed Obligations” has the meaning set forth in Section 9.01(A).
“Guarantor” means (A) each Subsidiary of the Company executing this Indenture as an initial Guarantor and (B) any Subsidiary of the Company that becomes a Guarantor in accordance with this Indenture, and its successors and assigns.

“Guarantor Business Combination Event” has the meaning set forth in Section 9.04(A).
“Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
The term “including” means “including without limitation,” unless the context provides otherwise.
Section 2.01.“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of Property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.
“Indenture” has the meaning set forth in the preamble.
“Initial Holders” means Antara Capital LP and HT Investments MA LLC and their respective Affiliates.
“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Intellectual Property Rights” means the rights or Licenses to use all Trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, Patents, Patent rights, Copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.
“Interest Payment Date” means, with respect to a Note, (A) each January 15, April 15, July 15 and October 15 of each calendar year, beginning on January 15, 2021; and (B) if not otherwise included in clause (A), the Maturity Date.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.
“Issue Date” means October 14, 2020.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.
“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any Property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of the Notes.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Market Stock Interest Payment Price” means, with respect to any Interest Payment Date, an amount equal to the average of the five (5) Daily VWAPs during the five (5) VWAP Trading Day period ending on the VWAP Trading Day immediately prior to such Interest Payment Date; provided that the Market Stock Interest Payment Price shall in no case be less than $1.50.
“Material Adverse Effect” means any material adverse effect on (i) the business, Properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or a Guarantor, or any of their respective Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or a Guarantor, or any of their respective

Subsidiaries, to perform any of their respective obligations under any of the Transaction Documents.
“Maturity Date” means October 15, 2024.
“Maximum Percentage” has the meaning set forth in Section 5.11(A).
“Minimum Backlog Sales” has the meaning set forth in Section 3.10.
“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness, assignments of as-extracted collateral, fixture filings or other similar documents granting Liens on the Company’s and the Subsidiaries’ Properties and interests to secure the Notes.
“Net Sales” means with respect to any Person for any period, the total amount of net sales of such Person for such period on a consolidated basis and as determined in accordance with GAAP.
“Net Sales Coverage Ratio” means, as of any date of determination, the ratio of (A) Net Sales of the Company and its Subsidiaries for the most recently completed four consecutive fiscal quarters of the Company ending on or immediately preceding the date of determination for which internal financial statements are available, to (B) the total aggregate amount of the Traditional Working Capital Facilities then outstanding, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Traditional Working Capital Facility had been incurred, and the application of proceeds therefrom had occurred at the beginning of such period.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of October 12, 2020, among the Company, Antara Capital LP and HT Investments MA LLC, providing for the purchase of the Notes.
“Note Register” shall have the meaning specified in Section 2.05(A).
“Note Registrar” has the meaning set forth in Section 2.05(A).
“Notes” has the meaning set forth in the recitals.
“Notice of Redemption” has the meaning set forth in Section 4.04(B)(i).
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Chief Legal Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 13.18 if and to the extent required by the provisions of such Section 13.18.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 13.18 if and to the extent required by the provisions of such Section 13.18.
“Optional Redemption” has the meaning set forth in Section 4.04(A).
The term “or” is not exclusive, unless the context expressly provides otherwise.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.
“Paying Agent” has the meaning set forth in Section 3.20.
“Permitted Indebtedness” means:
(A)Indebtedness evidenced by the Notes;
(B)Indebtedness in existence as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020), other than Indebtedness incurred pursuant to clauses (A) and (I) of this definition;
(C)Indebtedness of up to five million dollars ($5,000,000) outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness;

(D)Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards;
(E)Indebtedness that also constitutes a Permitted Investment;
(F)Subordinated Indebtedness of the Company or any Guarantor;
(G)reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed $1,000,000 at any time outstanding;
(H)other unsecured Indebtedness of the Company, so long as such Indebtedness does not have (i) a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date, or (ii) any other material terms more favorable to the holder of such Indebtedness than this Indenture, including applicable interest rates;
(I) Indebtedness in respect of Traditional Working Capital Facilities; provided that the Company may not incur any Indebtedness under a Traditional Working Capital Facility unless, after giving effect to such incurrence, the Net Sales Coverage Ratio for the Company would have been greater than or equal to 4.00 to 1.00;
(J) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E) and (G) through (I); and
(K)extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of the Notes), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation earlier than one hundred eighty-one (181) days following the Maturity Date.
“Permitted Intellectual Property Licenses” means Intellectual Property (A) licenses in existence at the Issue Date, including those listed on the Schedules to the Security Agreement, and (B) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of a Default or an Event of Default.
“Permitted Investment” means:
(A)Investments existing on the Issue Date;
(B)(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts;
(C)Investments accepted in connection with Permitted Transfers;
(D)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business;
(E)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (E) shall not apply to Investments of the Company in any Subsidiary;
(F)Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors;
(G)Investments consisting of travel advances in the ordinary course of business;
(H)(i) Investments in wholly-owned Subsidiaries, (ii) non-cash Investments in joint ventures in businesses related or complementary to the business of the Company and its Subsidiaries (but excluding the use of Capital Stock or other equity interest of the Company or any of its Subsidiaries); provided that such Investments shall not include the transfer of ownership or title of any assets that are, individually or in the aggregate, material to the Company’s medium-duty truck business, and (iii) net cash Investments in joint ventures in businesses related or complementary to the business of the Company and its Subsidiaries in an amount not to exceed twenty five million dollars ($25,000,000) at any time outstanding; provided that for any Investments pursuant to clauses (ii) and (iii), the Capital Stock of any such joint venture owned by the Company or any of its Subsidiaries shall be concurrently added to the Collateral securing the Notes and the Guarantees in the manner and to the extent required under this Indenture or any of the Collateral Agreements; and
(I)Permitted Intellectual Property Licenses.
“Permitted Liens” means any and all of the following:
(A)Liens in favor of the Collateral Agent;
(B)Liens existing on the Issue Date, other than Liens securing the Notes and any Traditional Working Capital Facility;
(C)Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that the Company maintains adequate reserves therefor in accordance with GAAP;
(D)Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided that the payment thereof is not yet required;
(E)Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder;
(F)the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(G)Liens on Equipment constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”;
(H)leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor;
(I)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(J)Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other Property or assets);
(K)statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(L)easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related Property;
(M)Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness;
(N)Liens securing obligations related to Indebtedness in respect of a Traditional Working Capital Facility permitted under clause (I) of the definition of Permitted Indebtedness; provided such Liens are on a pari passu or junior lien basis to the Notes; and
(O)Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (N) above (other than any Indebtedness repaid with the proceeds of the Notes); provided that any extension, renewal or replacement Lien shall be limited to the Property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.
“Permitted Prior Liens” means Liens described in the definition of Permitted Liens that, by operation of law, have priority over the Liens securing the Notes.
“Permitted Transfers” means:
(A)dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business;
(B)dispositions of worn-out, obsolete or surplus Property at fair market value in the ordinary course of business;
(C)dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof;
(D)transfers consisting of Permitted Investments in wholly-owned Subsidiaries under clause (H) of Permitted Investments; and

(E)    dispositions of the Company’s Investment in Lordstown Motor Corp.; provided that (x) 100% of the consideration from such disposition is in the form of Cash or Cash Equivalents, (y) such consideration is at least equal to the fair market value of the shares or assets of such disposition and (z) such consideration shall be deposited directly into a collateral account pursuant to a Security Document; provided further that the proceeds of such disposition are used or useful in a Similar Business and used to make (i) an Investment in any one or more businesses, including any joint venture, as long as such Investment in any business is in the form of the acquisition of Capital Stock, (ii) Capital Expenditures, (iii) acquisitions of other assets or (iv) other capital, operating or research and development expenditures; provided further that any Investments, Property, Capital Stock or other assets purchased with the proceeds of such disposition shall be concurrently added to the Collateral securing the Notes and the Guarantees in the manner and to the extent required under this Indenture or any of the Collateral Agreements.
“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiple of $1,000 in excess thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Redemption Date” has the meaning set forth in Section 4.04(B)(i).
“Redemption Price” means for any Notes to be redeemed pursuant to Section 4.04(A), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay, on or, at the Company’s election, before such Interest Payment Date, the full amount of accrued and unpaid interest to the Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes to be redeemed).
“Reference Property” has the meaning set forth in Section 5.10(A).

“Reference Property Unit” has the meaning set forth in Section 5.10(A).
“Regular Record Date,” with respect to any Interest Payment Date, means the January 1, April 1, July 1 or October 1 (whether or not such day is a Business Day), as the case may be, immediately preceding the applicable January 15, April 15, July 15 and October 15 Interest Payment Date, respectively.
“Reported Outstanding Share Number” has the meaning set forth in Section 5.11(A).
“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Article 4.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(C).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any senior vice president, vice president, assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.
“Restricted Securities” shall have the meaning specified in Section 2.05(C).
“Restrictive Notes Legend” shall have the meaning specified in Section 2.05(C).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Agreement” means that certain Security Agreement, dated as of October 14, 2020, among the Company, the Guarantors party thereto and the Collateral Agent.
“Security Document” has the meaning set forth in the Security Agreement.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, complimentary, reasonably related, incidental or ancillary thereto or is a reasonable extension, development or expansion thereof.
“Specified Courts” has the meaning set forth in Section 13.07.
“Spin-Off” has the meaning set forth in Section 5.07(A)(iii)(b).
“Spin-Off Valuation Period” has the meaning set forth in Section 5.07(A)(iii)(b).
“Stated Interest” means, as of any date, a rate per annum equal to 4.00%; provided that in the event that the Company receives a USPS Minimum Firm Order, the Stated Interest shall be 2.75% beginning on the Interest Payment Date following receipt of such USPS Minimum Firm Order, certified to the Trustee in an Officer’s Certificate, until the Maturity Date.
“Subordinated Indebtedness” means with respect to the Notes and the Guarantees,
(A)any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes; and
(B)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes;
provided, that, in each case, such Subordinated Indebtedness shall not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Subordinated Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date.
“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Corporation” has the meaning set forth in Section 6.01(A)(i).

“Successor Guarantor Corporation” has the meaning set forth in Section 9.04(A)(i).
“Successor Person” has the meaning set forth in Section 5.10(A).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5.07(A)(d).
“Total Indebtedness” means, as at any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis consisting of (x) all Indebtedness for borrowed money or the deferred purchase price of Property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, all obligations evidenced by notes, bonds, debentures or similar instruments, all Capital Lease Obligations, all Contingent Obligations, and Disqualified Stock and (y) guarantees of Indebtedness of any Person (other than the Company or any Subsidiary) of the type described in clause (x).
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Traditional Working Capital Facility” means non-convertible debt (or similar instruments) resulting in net proceeds to the Company of no less than twenty million dollars ($20,000,000) with (A) annual interest of no greater than LIBOR plus 8.00%, (B) no redemption provisions prior to the Maturity Date, (C) no original issue discount, (D) no make-whole interest or payments and (E) the purpose of which is to fund working capital for truck production.
“Transaction Documents” means, collectively, the Note Purchase Agreement, the Notes, the Security Agreement, the instructions to the transfer agent pursuant to the Note Purchase Agreement and each of the other agreements and instruments entered into or delivered by the Company in connection with the transactions contemplated by thereby, as may be amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.
“USPS” means the United States Postal Service.
“USPS Award” means any award by the USPS pursuant to Contract No. 3D-20-A-0031 - Next Generation Delivery Vehicle (NGDV) Production Phase 3 Request for Proposal (RFP).
“USPS Minimum Firm Order” means a Firm Order of at least forty thousand (40,000) Next Generation Delivery Vehicles.
“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that that Holders of a majority in the aggregate principal amount of the Notes then outstanding, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
Section 1.02.RULES OF CONSTRUCTION.
For purposes of this Indenture:
(A)“or” is not exclusive;
(B)“including” means “including without limitation”;
(C)“will” expresses a command;

(D)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(E)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(F)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(G)the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and
(H)the term “interest,” when used with respect to a Note, includes any Additional Interest, in each case to the extent then due, unless the context requires otherwise.
Article 2.THE NOTES
Section 2.01.DESIGNATION AND AMOUNT.
The Notes shall be designated as the “4.00% Convertible Senior Secured Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $200,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02.FORM OF NOTES.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are incorporated in and made a part hereof. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03.DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST AND DEFAULTED AMOUNTS.
(A)Date and Denominations. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof (“Authorized Denominations”). Each Note shall be dated the date of its authentication and shall bear cash interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(B)Payments. The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar in a form reasonably satisfactory to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which written application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(C)Defaulted Amounts. If (i) the Company fails to pay any amount payable on the Notes (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal amount and interest) on or before the due date therefor as provided in this Indenture and the Notes, then, regardless of whether such failure constitutes an Event of Default, or (ii) a Default or Event of Default occurs (such amount payable or the principal amount outstanding as of such failure to pay, or Default or Event of Default (as applicable, a “Defaulted Amount”)) then in each case, to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to eight percent (8.0%) in excess of the Stated Interest on the Notes, from, and including, such due date or the date of such Default or Event of Default, as applicable, to, but excluding, the date such failure to pay or Default or Event of Default is cured and all outstanding Default Interest under this Indenture has been paid, as applicable. Such Defaulted Amounts together with such Default Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date at least five (5) Business Days before such notice is to be sent to the Holders and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(C). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.
(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(D)Company's Election to Pay Stated Interest in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Interest Payment Date, the Company, if it desires to elect to make a payment of Stated Interest due on such Interest Payment Date in shares of Common Stock, shall deliver to the Trustee and the Holders a written notice of such election (a “Stock Payment Notice”) (and such election shall be irrevocable as to such Interest Payment Date). Failure to timely deliver such written notice to the Trustee and the Holders shall be deemed an election by the Company to pay the Stated Interest on such Interest Payment Date in cash. With respect to any Interest Payment Date for which the Company has elected to make a payment of Stated Interest in shares of Common Stock in accordance with this Section 2.03(D), the Company shall issue to the Holders, in lieu of such payment in cash of Stated Interest a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of Stated Interest by the Market Stock Interest Payment Price, for such payment of Stated Interest. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest in shares of Common Stock (i) if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the day of the delivery of the Stock Payment Notice and the applicable Interest Payment Date or (ii) to the extent the aggregate number of shares of Common Stock at all times issued pursuant to this Section 2.03(D) and Section 5.04(B) would exceed 23,835,572, and such payment of Stated Interest shall instead be paid in cash in accordance with Section 2.03(B), unless such failure of the Equity Conditions to be so satisfied is waived in writing from Holders of a majority in aggregate principal amount of the Notes then outstanding. Promptly following the payment of any Stated Interest in Common Stock pursuant to this Section 2.03(D), the Company shall deliver to the Trustee an Officer’s Certificate certifying that the Company has satisfied its payment obligations in accordance with this Section 2.03(D). The Trustee may accept (without any independent investigation) as conclusive evidence of the Company’s payment of such Stated Interest in Common Stock, and shall be protected in relying upon, the Officer’s Certificate with respect thereto.
Section 2.04.EXECUTION, AUTHENTICATION AND DELIVERY OF NOTES.
The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided, however, that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 13.17, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
Section 2.05.EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES; RESTRICTIONS ON TRANSFER DEPOSITARY
(A)Registration. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 3.20.
Upon surrender for registration of transfer of any Note to the Note Registrar or any coNote Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.20. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any coNote Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 4 or (iii) any Notes selected for redemption in accordance with Article 4, except the unredeemed portion thereof.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(B)Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(C) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(C)Legends. Every Note that bears or is required under this Section 2.05(C) to bear the Restrictive Notes Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(D), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section

2.05(C) (including the Restrictive Notes Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(C) and Section 2.05(D), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing some or all of the Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(D), if applicable) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY AND COMMON STOCK, IF ANY, ISSUED TO PAY STATED INTEREST, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)AGREES FOR THE BENEFIT OF Workhorse Group Inc. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(a)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(b)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(c)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(d)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WORKHORSE GROUP INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WORKHORSE GROUP INC. DURING THE PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.05(C) and shall not be assigned a restricted CUSIP number. The Restrictive Notes Legend set forth above and affixed on any
Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.19, such Global Note will not be deemed to be identified by unrestricted CUSIP and ISIN numbers until such time as such exchange or procedure is effected.
The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clauses (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.05(C) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(C)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(C) shall be registered in such names and in such Authorized Denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee, the Conversion Agent, the Paying Agent or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.
(D)Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)AGREES FOR THE BENEFIT OF Workhorse Group Inc. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(a)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(b)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(c)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(d)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
PRIOR TO THE REGISTRATION OF THIS SECURITY IN CONNECTION WITH ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(D).
The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
The Trustee and any other agent appointed under this Indenture shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.
(E)Any Note or Common Stock issued upon conversion of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).
Section 2.06.MUTILATED, DESTROYED, LOST OR STOLEN NOTES.
(A) In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
(B)The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of a Company Order and such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for redemption or required repurchase or is about to be converted in accordance with Article 5 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
(C)Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07.TEMPORARY NOTES.
(A) Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any Authorized Denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent upon receipt of a Company Order shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
Section 2.08.CANCELLATION OF NOTES PAID, CONVERTED, ETC.
The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including upon a Fundamental Change but not including Notes repurchased pursuant to cash-settled swaps and other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of its agents, Subsidiaries or Affiliates, as applicable, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.
Section 2.09.CUSIP NUMBERS.
The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10.REPURCHASES.
The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or through a public tender or exchange offer, whether by the Company or its Subsidiaries, without the consent of or notice to the Holders of the Notes. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.
Section 2.11.NOTES HELD BY THE COMPANY OR ITS AFFILIATES.
In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates (excluding, for these purposes, the Initial Holders and their respective Affiliates) will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a

Responsible Officer of the Trustee actually knows are so owned will be so disregarded. The Company and its Affiliates shall notify the Trustee in writing promptly, and in any event no later than ten (10) Business Days subsequent to a purchase of the Notes by the Company or any of its Affiliates, the amount of Notes so purchased.
Article 3.COVENANTS
Section 3.01.STAY, EXTENSION AND USURY LAWS.
To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Notes; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holders by the Indenture or the Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 3.02.CORPORATE EXISTENCE.
Subject to Section 3.01, the Company will cause to preserve and keep in full force and effect:
(A)its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and
(B)the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holders.
Section 3.03.RANKING.
All payments due under the Notes shall rank (i) except as set forth in clause (ii) of this paragraph, pari passu with all unsecured indebtedness of the Company and the Guarantors and all indebtedness in respect of a Traditional Working Capital Facility, (ii) effectively senior to all unsecured indebtedness of the Company and the Guarantors to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.
Section 3.04.INDEBTEDNESS; AMENDMENTS TO INDEBTEDNESS.

The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (ii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, but with a maturity date which is later than one hundred eighty-one (181) days following the Maturity Date, or (iii) repayment of revolving obligations under a Traditional Working Capital Facility; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent from Holders of a majority in aggregate principal amount of the Notes then outstanding.
Section 3.05.LIENS.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
Section 3.06.INVESTMENTS.
The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
Section 3.07DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING AFFILIATES.
The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans in existence as of the Issue Date and which have been approved by the Board of Directors, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary or Certus may pay dividends or make distributions to the Company or a Wholly-Owned Subsidiary of the Company), or (c) lend money to any employees, officers or directors (except as permitted under clause (F) or (G) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate.
Section 3.08.TRANSFERS.
Except for Permitted Transfers and Permitted Investments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

Section 3.09.TAXES.
The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.
Section 3.10.MINIMUM BACKLOG SALES.
    The Company shall have Backlog Sales of at least twenty five million dollars ($25,000,000) as of the fiscal period ending on March 31, 2022, fifty million dollars ($50,000,000) as of the fiscal period ending on June 30, 2022, seventy five million dollars ($75,000,000) as of the fiscal period ending on September 30, 2022 and one hundred million dollars ($100,000,000) as of the fiscal period ending on December 31, 2022 (“Minimum Backlog Sales”). Notwithstanding the forgoing, the Company shall not be required to comply with this covenant if it has received a USPS Award.

Section 3.11.[RESERVED].

Section 3.12.CHANGE IN NATURE OF BUSINESS.
The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, (A) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto, or (B) directly or indirectly, modify its or their corporate structure or purpose.
Section 3.13.MAINTENANCE OF PROPERTIES. ETC.
The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies Property, so as to prevent any loss or forfeiture thereof or thereunder.
Section 3.14.MAINTENANCE OF INTELLECTUAL PROPERTY.
The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

Section 3.15.MAINTENANCE OF INSURANCE.
The Company shall maintain insurance with reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
Section 3.16.TRANSACTIONS WITH AFFILIATES.
The Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of Property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.
Section 3.17.RESTRICTED ISSUANCES.
The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this Indenture and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under this Indenture or the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the this Indenture or Notes, including without limitation, the payment of interest and principal thereon.
Section 3.18.[RESERVED].
Section 3.19.RULE 144A INFORMATION AND ANNUAL REPORTS.
(A)At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.
(B)The Company shall file with the Trustee, within five (5) days after the same are required to be filed with the Commission, copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to, or with respect to which the

Company is actively seeking, confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 3.19(B) at the time such documents are filed via the EDGAR system (or such successor). The Trustee shall have no responsibility to determine whether such posting has occurred.
(C)Delivery of the reports, information and documents described in clause (B) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(D)If, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of (i) 0.25% per annum of the principal amount of the Notes outstanding for each of the first ninety (90) days and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the ninety-first (91st) day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 3.19(D), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section 3.19(D), the phrase “restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes” shall not include, for the avoidance of doubt, the assignment of a restricted CUSIP number, the existence of the Restrictive Notes Legend on Notes in compliance with Section 2.05(C) during the six-month period described in this Section 3.19(D).
(E)If, and for so long as, the Restrictive Notes Legend on the Notes specified in Section 2.05(C) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 385th day after the Issue Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restrictive Notes Legend on the Notes has been removed in accordance with Section 2.05(C), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes.
(F)Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(G)Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 3.19(D) or Section 3.19(E) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.04. However, in no event shall Additional Interest payable for the Company’s failure to comply with its obligations to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as set forth in Section 3.19(D), together with any Additional Interest that may accrue at the Company’s election as a result of the Company’s failure to comply with its reporting obligations pursuant to Section 7.04, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
(H)If Additional Interest is payable by the Company pursuant to Section 3.19(D) or Section 3.19(E), the Company shall deliver to the Trustee (copied to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Company’s calculation of Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 3.20.MAINTENANCE OF OFFICE OR AGENCY
    The Company will maintain in the United States of America, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee located in the United States.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or redemption or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Company.
Section 3.21.IMPAIRMENT OF SECURITY INTEREST.
Neither the Company nor any of its Subsidiaries will take or omit to take any action that would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the Notes. The Company will, and will cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee reasonably requests to more fully or accurately describe the Property intended to be Collateral or the obligations intended to be secured by the Security Documents. The Company will, and will cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents.
Article 4.REPURCHASE AND REDEMPTION
Section 4.01.NO MANDATORY REDEMPTION OR SINKING FUND.
No mandatory redemption or sinking fund is required to be provided for the Notes.
Section 4.02.RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.
(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Article 4, if a Fundamental Change occurs, then each Holder will have the right (“Fundamental Change Repurchase Right”) to require the Company to repurchase the Notes (or any portion of the Notes in an Authorized

Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of such Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to such Holder the related Fundamental Change Repurchase Notice pursuant to Section 4.02(C); and (y) the effective date of such Fundamental Change.
(C)Fundamental Change Repurchase Notice. No later than the fifth (5th) Business Day before the occurrence of any Fundamental Change, the Company will send to such Holder a written notice (the “Fundamental Change Repurchase Notice”) thereof, stating:
(i)briefly, the events causing such Fundamental Change;
(ii)the expected effective date of such Fundamental Change;
(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)the Fundamental Change Repurchase Date for such Fundamental Change;
(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(vi)the name and address of the Paying Agent and the Conversion Agent;
(vii)the Conversion Rate in effect on the date of such Fundamental Change Repurchase Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change;
(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and
(x)the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Repurchase Notice nor any defect in a Fundamental Change Repurchase Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.
(D)Fundamental Change Repurchase Price. If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant Section 4.02(E)(iii) that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Repurchase Date specified by the Company for a cash amount equal to the greater of (x) one hundred and fifty percent (150%) of the principal amount thereof (or portion thereof) to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date; and (y) one hundred and fifteen percent (115%) of the product of (A) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (B) the principal amount thereof (or portion thereof) to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date divided by $1,000; and (C) the Last Reported Sale Price as of the Trading Day immediately preceding the effective date of such Fundamental Change (the “Fundamental Change Repurchase Price”); provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if such Fundamental Change Repurchase Date is on an Interest Payment Date, then the interest otherwise payable on the Notes (or such portion of the Notes) on such Interest Payment Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date.
(E)Procedures to Exercise the Fundamental Change Repurchase Right.
(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).
The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.
(ii)Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be in Authorized Denominations; and
(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;
provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(E)).
(iii)Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;
provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(E)).
Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.08, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).
(F)Effect of Repurchase. If the Notes (or any portion of the Notes) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, the Notes (or such portion) will cease to be outstanding and interest will cease to accrue on the Notes (or such portion).
(G)Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture.
Section 4.03.[RESERVED].
Section 4.04.RIGHT OF THE COMPANY TO REDEEM THE NOTES.
(A)Optional Redemption. The Notes shall not be redeemable by the Company prior to October 15, 2023. On a Redemption Date on or after October 15, 2023, subject to the Equity Conditions being satisfied on both the date of the Notice of Redemption and the Redemption Date, the Company may redeem (an “Optional Redemption”) for cash all or any part of the Notes, at the Company’s option, of the then outstanding principal amount of the Notes (or any portion thereof in an amount equal to at least $4,000,000) at the Redemption Price. For the avoidance of doubt, if such Redemption Date is on an Interest Payment Date, then the interest otherwise payable on the Notes on such Interest Payment Date will be paid as part of the Redemption Price, in satisfaction of the Company's obligation to pay such interest on such Interest Payment Date.
(B)Notice of Optional Redemption; Selection of Notes.
(i)In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.04(A), it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, notices of such Optional Redemption along with a certification that the Equity Conditions have been satisfied on such date (a “Notice of Redemption”) (in all cases, the text of such Notice of Redemption shall be prepared by the Company) not less than twenty (20) Trading Days nor more than sixty (60) Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Paying Agent and the Conversion Agent. In the case of any Optional Redemption in part, Holders of Notes not called for Optional Redemption will not be entitled to an increased Conversion Rate for such Notes in accordance with Section 5.07 and Section 4.04(B)(iii). The Redemption Date must be a Business Day.
(ii)The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(iii)Each Notice of Redemption shall specify:
(1)the Redemption Date (which must be a Business Day);
(2)the Redemption Price;
(3)that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(4)the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(5)that Holders may surrender their Notes for conversion at any time prior to the close of business on the second (2nd) Trading Day immediately preceding the Redemption Date;
(6)the procedures a converting Holder must follow to convert its Notes and the forms and amounts of consideration payable by the Company upon conversion;
(7)the Conversion Rate;
(8)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and
(9)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple in excess thereof.
A Notice of Redemption shall be irrevocable.
(iv)If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable rules and procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures. If fewer than all of the outstanding Notes are to be redeemed and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the tenth (10th) Scheduled Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second (2nd) Trading Day prior to such Redemption Date, unless the Company defaults in the payment of the Redemption Price pursuant to Section 7.01(A), in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for redemption. The Trustee shall not be obligated to make any determination in connection with the foregoing.
(C)Payment of Notes Called for Redemption.
(i)If any Notice of Redemption has been given in respect of the Notes in accordance with Section 4.04(B), the Notes shall become due and payable on the Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(ii)Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.07 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
(D)Restrictions on Redemption. No Notes may be redeemed on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date

(except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
Article 5.CONVERSION
Section 5.01.RIGHT TO CONVERT.
(A)Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.
(B)Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.
Section 5.02.WHEN NOTES MAY BE CONVERTED.
(A)Generally. Subject to the other provisions of this Article 5, a Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
(B)Limitations and Closed Periods. Notwithstanding anything to the contrary in this Article 5, if the Notes (or any portion of the Notes) are to be repurchased upon a Repurchase Upon Fundamental Change pursuant to Article 4, then in no event may the Notes (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date.
Section 5.03.CONVERSION PROCEDURES.
(A)Generally.
(i)Global Notes. To convert a beneficial interest in a Global Note, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.03(C).
(ii)Physical Notes. To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile or portable document format (.pdf) version of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.03(C).
For the avoidance of doubt, the conversion notice may be delivered by e-mail. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of the Notes, a Holder, by written notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.
(B)Holder of Record of Conversion Shares. The person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.
(C)Taxes and Duties. If a Holder converts its Notes, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(D)Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note (it being understood that the Company will determine the Conversion Date and the Conversion Agent will have no responsibility to determine the Conversion Date).
Section 5.04.SETTLEMENT UPON CONVERSION.
(A)Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of the Notes to be converted will consist of the following:
(i)subject to clause (ii) below, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and
(ii)cash in an amount equal to the aggregate accrued and unpaid interest on the Notes to, but excluding, the Conversion Settlement Date for such conversion or, at the election of the Company, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date by the Market Stock Interest Payment Price (the “Conversion Consideration Interest Shares”).
(B)Company’s Election to Convert Accrued Interest into Common Stock. At least ten (10) Trading Days prior to a Conversion Date, the Company, if it desires to elect to convert accrued and unpaid interest on any Notes into Conversion Consideration Interest Shares pursuant to Section 5.04(A)(ii), shall deliver to the Holder a written notice (with a copy to the Conversion Agent and the Trustee) of such election (a “Conversion Consideration Interest Shares

Notice”) (and such election shall be irrevocable with respect to such interest and all subsequent conversions until the Company provides to the Holder at least ten (10) Trading Days written notice of its intent to terminate such election). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay such accrued and unpaid interest in cash. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any conversion of accrued interest into Conversion Consideration Interest Shares (i) if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the day of the delivery of the Conversion Consideration Interest Shares Notice and the applicable Conversion Settlement Date or (ii) to the extent the aggregate number of shares of Common Stock at all times issued pursuant to this Section 5.04(B) and Section 2.03(D) would exceed 23,835,572 such conversion of accrued interest shall instead be paid in cash in accordance with Section 5.04(A)(ii), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(C)Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of the Notes will be determined on the basis of the total principal amount of the Notes to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.
(D)Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).
(E)Effect of Conversion. If any Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, such Note will cease to be outstanding and interest will cease to accrue on such Note.
(F)Conversion Settlement Defaults. If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of the Notes; and (y) a Holder (whether directly or indirectly, including by any broker acting on such Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of such Holder or otherwise), then, without limiting such Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), such Holder will have the right, exercisable by written notice to the Company, to cause the Company to either:
(i)pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(ii)promptly deliver, to the Holder, such Defaulted Shares in accordance with this Indenture and the Notes, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.
Section 5.05.RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.
(A)Stock Reserve. At all times when the Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to the maximum number of Conversion Shares to provide for the full conversion of the Convertible Notes and any payment of accrued and unpaid interest thereon; provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 5.05(A) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Convertible Notes.
(B)Status of Conversion Shares; Listing. Each share of Common Stock delivered upon conversion of the Notes will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of a Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any interdealer quotation system, then the Company will cause each share of Common Stock issued upon conversion of the Notes, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.
(C)Transferability of Conversion Shares. Any shares of Common Stock issued upon conversion of the Notes will be issued in the form of book-entries at the facilities of the Depositary, identified therein by an “unrestricted” CUSIP number.
Section 5.06.[RESERVED].
Section 5.07.ADJUSTMENTS TO THE CONVERSION RATE.
(A)Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(i)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock, then the Conversion Rate will be adjusted based on the following formula:

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;
OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this Section 5.07(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(ii)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5.07(A)(iii) and 5.07(A)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.
To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.
For purposes of this Section 5.07(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.
(iii)Spin-Offs and Other Distributed Property.
(a)    Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or Property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(v)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.07(A)(i) or Section 5.07(A)(ii);
(w)    dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.07(A)(iii)(c);

(x)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.07(A)(ii);
(y)    Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.07(A)(iii)(b); and
(z)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply, then the Conversion Rate will be increased based on the following formula:
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date; SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV = the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, Property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;
provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, a Holder will receive, for each $1,000 principal amount of the Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, Property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
    (b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off; CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and
SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.
The adjustment to the Conversion Rate pursuant to this Section 5.07(A)(iii)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.
To the extent any dividend or distribution of the type set forth in this Section 5.07(A)(iii)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
    (c) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:
where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and
D = the cash amount distributed per share of Common Stock in such dividend or distribution;
provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, a Holder will receive, for each $1,000 principal amount of the Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
    (d) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:
where:
CR0 = the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires; CR1 = the Conversion Rate in effect immediately after the Expiration Time;
AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.07(A)(iii)(d), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 5.07(A)(iii)(d) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(B)No Adjustments in Certain Cases.
(i)Where a Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.07(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.07(A) (other than a stock split or combination of the type set forth in Section 5.07(A)(i) or a tender or exchange offer of the type set forth in Section 5.07(A)(v)) if a Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Notes, in such transaction or event without having to convert such Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of the Notes held by such Holder on such date.

(ii)Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.07 or Section 5.08. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)except as otherwise provided in Section 5.07, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)the issuance of any shares of Common Stock, restricted stock, or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 5.07(A)(iii) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);
(4)solely a change in the par value of the Common Stock; or
(5)accrued and unpaid interest on the Notes.
(C)Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)a Note is to be converted;
(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.07(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(iii)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.
(D)Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.07(A);
(ii)a Note is to be converted;
(iii)the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.03(A)(ii)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.
(E)Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Notes upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.07(A)(iii)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(F)Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.07 or Section 5.08 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G)Equitable Adjustments to Prices. Whenever any provision of this Indenture or the Notes requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.07(A) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(H)Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 5.07, the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(I)Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(J)Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.07(A), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 5.08.VOLUNTARY ADJUSTMENTS
(A)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; and (ii) such increase is irrevocable during such period. The Company and the Holders agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(B)Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.08, then, no later than the first Business Day following such determination, the Company will send notice to the Holders (with a copy to the Conversion Agent and the Trustee) of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.09.[RESERVED].
Section 5.10.EFFECT OF CERTAIN RECAPITALIZATIONS, RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS AND SALES.
(A)Generally. If there occurs:
(i)recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)other similar event,
    and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other Property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other Property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other Property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 5.10 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of this Section 5.10(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

    If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders in writing (with a copy to the Conversion Agent and the Trustee) of such weighted average as soon as practicable after such determination is made.
    At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of the Notes in the manner set forth in this Section 5.10; (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 5.07 and Section 5.08 in a manner consistent with this Section 5.10; and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 5.10. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.
(B)Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holders of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of the Notes.
(C)Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.10.
Section 5.11.LIMITATIONS ON CONVERSIONS.
Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of the Notes, and the Holders shall not have the right to convert any portion of their Notes, pursuant to the terms and conditions of this Indenture and the Notes and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, any such Holder together with its respective Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by any such Holder and its respective Attribution Parties shall include the number of shares of Common Stock held by such Holder and its Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of the Notes beneficially owned by any such Holder or its respective Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by such Holder or its respective Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5.11. For purposes of this Section 5.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Indenture, in determining the number of outstanding shares of Common Stock any Holder may acquire upon the conversion of the Notes without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a conversion notice from any Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) promptly notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5.11, to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of conversion shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written or oral request of such Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holders the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder and its respective Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to such Holder upon conversion of the Notes results in such Holder and its respective Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and its respective Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any such Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and its respective Attribution Parties and not to any other holder of Notes that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Indenture and the Notes in excess of the Maximum Percentage shall not be deemed to be beneficially owned by any such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert the Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.11 (i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Notes. Under no circumstances shall the Trustee or the Conversion Agent have any obligation to identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 5.11. Notwithstanding anything to the contrary contained herein, in no event shall the Company or the Holders modify, waive or otherwise amend the terms and conditions of this Section 5.11 (with the consent of the Holders or otherwise).
Section 5.12.[RESERVED.
Section 5.13.RESPONSIBILITY OF TRUSTEE AND CONVERSION AGENT.
Neither the Trustee nor any Conversion Agent (A) will at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment to (including any increase in) the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or provided in this Indenture or any supplemental indenture to be employed, in making the same; (B) will be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, Property or cash that may at any time be issued or delivered upon the conversion of any Note; (C) makes any representations with respect to the foregoing; or (D) will be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or Property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.08 relating either to the kind or amount of shares of stock or securities or Property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 5.08 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and will be protected in conclusively relying upon, the Officer’s Certificate (which the Company will file with the Trustee prior to the execution of any such supplemental indenture in addition to any other deliverables required under this Indenture in connection with the execution of such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event has occurred that makes the Notes eligible for conversion or no longer eligible therefor. The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for herein. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.
Article 6.SUCCESSORS
Section 6.01.WHEN THE COMPANY MAY MERGE, ETC.
(A)Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E) all of the Company’s obligations under this Indenture, the Notes and the Collateral Agreements; and
(ii)immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.
Section 6.02.SUCCESSOR CORPORATION SUBSTITUTED.
At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.
Article 7.DEFAULTS AND REMEDIES
Section 7.01.EVENTS OF DEFAULT.

(A)Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due (including upon an Optional Redemption) of the principal amount or Fundamental Change Repurchase Price of the Notes;
(ii)a default for two (2) Business Days in the payment when due of interest on the Notes;
(iii)a default in the Company’s obligation to convert the Notes in accordance with Article 5 upon the exercise of the conversion right with respect thereto or upon Forced Conversion;
(iv)a default in (1) the Company’s obligation to deliver a Fundamental Change Repurchase Notice pursuant to Section 4.02(C) and such default continues for three (3) Business Days or (2) any Guarantors’ obligations under Section 9.04;
(v)a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied, (B) that there has been no failure of the Equity Conditions, or (C) as to whether any Event of Default has occurred;
(vi)a default in any of the Company’s obligations or agreements, or in any Guarantors’ obligations or agreements, under this Indenture, the Notes or the Transaction Documents (in each case, other than a default set forth in clause (i), (ii) or (iii) of this Section 7.01(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Note Purchase Agreement; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;
Section 7.01(A)),or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Note Purchase Agreement; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;

(vii)any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;
(viii)a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of any Transaction Document;
(ix)at any time, the Notes or any shares of Common Stock issuable upon conversion of the Notes are not Freely Tradable;
(x)any breach or default by the Company under Section 4(s) of the Note Purchase Agreement;
(xi)the Company fails to comply with Section 3.10 of this Indenture;
(xii)the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of ten (10) consecutive Trading Days:
(xiii)any breach or default by the Company under any Transaction Document except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive days:
(xiv)a default by the Company or any of its Subsidiaries with respect to any Indebtedness of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, subject to the lapse of any applicable notice or cure period provided therein; provided, however that for the avoidance of doubt this Section 7.01(A)(xiv) shall not apply to Capital Leases;
(xv)one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least one million dollars ($1,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(xvi)(A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, or (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission in a manner that results in (A) the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (B) if the Company is or becomes an issuer as described in Rule 144(i)(1)(i), the Company failing to satisfy any condition set forth in Rule 144(i)(2);
(xvii)any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;
(xviii)any material damage to, or loss, theft or destruction of, any material portion of the Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by $1,000,000 or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected have a Material Adverse Effect (as defined in the Note Purchase Agreement). For clarity, an Event of Default under this Section 7.01(A)(xviii) will not require any curtailment of revenue;
(xix)the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to any Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Note Purchase Agreement) acquired by such Holder under the Note Purchase Agreement (including the Notes) as and when required by such Securities or the Note Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;
(xx)the Company or any Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either: (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) consents to the appointment of a custodian of it or for any substantial part of its Property; (4) makes a general assignment for the benefit of its creditors; (5) takes any comparable action under any foreign Bankruptcy Law; or (6) generally is not paying its debts as they become due; or
(xxi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either: (1) is for relief against the Company, the Guarantors or any of their respective Significant Subsidiaries in an involuntary case or proceeding; (2) appoints a custodian of the Company, the Guarantors or any of their respective Significant Subsidiaries, or for any substantial part of the Property of the Company, the Guarantors or any of their respective Significant Subsidiaries; (3) orders the winding up or liquidation of the Company, the Guarantors or any of their respective Significant Subsidiaries; or (4) grants any similar relief under any foreign Bankruptcy Law;
and, in each case under clause (A)(xxi) of this Section 7.01, such order or decree remains unstayed and in effect for at least thirty (30) days.
Section 7.02.ACCELERATION.
(A)Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(xx) or 7.01(A)(xxi) occurs with respect to the Company or any Subsidiary, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(xx) or 7.01(A)(xxi) with respect to the Company or any Subsidiary occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty-five percent (25%) of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.
(C)Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest, on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03.NOTICE OF EVENTS OF DEFAULT.
Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to each Holder and the Trustee, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.
Section 7.04.ADDITIONAL INTEREST
(A)Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 3.19(B) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days during which such Event of Default is continuing beginning on, and including, the date on which such Event of Default occurs, and (y) 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default, as long as such Event of Default is continuing. Subject to the last paragraph of this Section 7.04, Additional Interest payable pursuant to this Section 7.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 3.19(D) or Section 3.19(E). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 3.19(B) is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration in accordance with Section 7.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 3.19(B). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 7.02.
(B)In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 3.19(B) in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 7.02.
(C)In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations as set forth in Section 3.19(B) as set forth in this Section 7.04, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods under the Exchange Act and other than reports on Form 8-K), pursuant to Section 3.19(D), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. The Trustee shall have no duty to calculate or verify the calculation of Additional Interest.
Section 7.05.OTHER REMEDIES.
(A)Trustee and Collateral Agent May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture, the Notes and the Security Documents.
(B)Procedural Matters. The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 7.06.WAIVER OF PAST DEFAULTS.
An Event of Default pursuant to clause (i), (ii), (iii) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.
Section 7.07.CONTROL BY MAJORITY.
Subject to the terms of the Collateral Agreements, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 12.01, the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders (it being understood that neither the Trustee nor the Collateral Agent has an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or may involve the Trustee or the Collateral Agent, as applicable, in liability. Prior to taking any action hereunder, the Trustee or the Collateral Agent, as applicable, will be entitled to security and indemnity satisfactory to the Trustee or the Collateral Agent, as applicable, against any loss, liability or expense to the Trustee or the Collateral Agent, as applicable, that may result from the following such direction.
Section 7.08.LIMITATIONS ON SUITS.
No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price, Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)such Holder has previously delivered to the Trustee or the Collateral Agent, as applicable, written notice that an Event of Default is continuing;
(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee or the Collateral Agent, as applicable, to pursue such remedy;
(C)such Holder or Holders offer and, if requested, provide to the Trustee or the Collateral Agent, as applicable, security and indemnity satisfactory to the Trustee or the Collateral Agent, as applicable, against any loss, liability or expense to the Trustee or the Collateral Agent, as applicable, that may result from the following such request;
(D)the Trustee or the Collateral Agent, as applicable, does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee or the Collateral Agent, as applicable, a written direction that is inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Neither the Trustee nor the Collateral Agent will have any duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.
Section 7.09.ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.
Notwithstanding anything to the contrary in this Indenture or the Notes, but subject to the parenthetical in Section 8.02(A)(ii), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price, Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.
Section 7.10.COLLECTION SUIT BY TRUSTEE AND COLLATERAL AGENT.
Each of the Trustee and the Collateral Agent will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and, in the case of the Trustee, as trustee of an express trust, in each case against the Company and the Guarantors for the total unpaid or undelivered principal of, or Redemption Price, Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 12.06.
Section 7.11.TRUSTEE AND COLLATERAL AGENT MAY FILE PROOFS OF CLAIM.
Each of the Trustee and the Collateral Agent has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or Property and (B) collect, receive and distribute any money or other Property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee or the Collateral Agent, and, if the Trustee or the Collateral Agent, as applicable, consents to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent, as applicable any amount due to the Trustee or the Collateral Agent, as applicable, for the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, as applicable, and its agents and counsel, and any other amounts payable to the Trustee or the Collateral Agent, as applicable pursuant to Section 12.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other Properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee or the Collateral Agent to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.
Section 7.12.PRIORITIES.
The Trustee or the Collateral Agent, as applicable, will pay or deliver in the following order any money or other Property that it collects pursuant to this Article 7:
First: to the Trustee and the Collateral Agent, and their respective agents and attorneys, for amounts due under Sections 10.09 or 12.06 or any Collateral Agreements, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;
Second: to Holders for unpaid amounts or other Property due on the Notes, including the principal of, or the Redemption Price, Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other Property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.12, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.
Section 7.13.UNDERTAKING FOR COSTS.
In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as Trustee or Collateral Agent, as applicable, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.13 does not apply to any suit by the Trustee or the Collateral Agent, any suit by a Holder pursuant to Section 7.09 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.
Article 8.AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01.WITHOUT THE CONSENT OF HOLDERS.
Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes or the Collateral Agreements without the consent of any Holder to:
(A)cure any ambiguity or correct any omission, defect or inconsistency in this Indenture, the Notes or the Collateral Agreements;
(B)add guarantees with respect to the Company’s obligations under this Indenture or the Notes;
(C)add Collateral to secure the Notes or any Guarantees;
(D)add to the Company’s or any Guarantors’ covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or any Guarantor;
(E)provide for the assumption of the Company’s or any Guarantors’ obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 or Section 9.04, as applicable;

(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.10 in connection with a Common Stock Change Event;
(G)evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or Collateral Agent;
(H)provide for the addition or release of Collateral or the amendment of any Collateral Agreement permitted under the terms of this Indenture or the Collateral Agreements;
(I)comply with any requirement of the Commission in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or
(J)make any other change to this Indenture, the Notes or the Collateral Agreements that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.
Section 8.02.WITH THE CONSENT OF HOLDERS.
(A)Generally. Subject to Sections 7.06, 7.09 and 8.01 and the immediately following sentence, the Company, the Guarantors, the Trustee and the Collateral Agent may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes and the Collateral Agreements or waive compliance with any provision of this Indenture, the Notes or the Collateral Agreements. Notwithstanding anything to the contrary in the foregoing sentence, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or any Collateral Agreement, or waiver of any provision of this Indenture, the Notes or any Collateral Agreement, may:
(i)reduce the principal, or extend the stated maturity, of any Note;
(ii)reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company pursuant to a Redemption or in connection with a Fundamental Change (it being understood that an amendment or supplement that changes the times at which, or the circumstances under which, the Notes may or will be repurchased by the Company pursuant to Section 4.02 may be effected in accordance with the first sentence of this Section 8.02(A));
(iii)reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)make any change that adversely affects the conversion rights of any Note;
(v)impair the rights of any Holder set forth in Section 7.09 (as such section is in effect on the Issue Date);

(vi)change the ranking of the Notes and the Guarantees;
(vii)modify or amend the terms and conditions of the obligations of the Guarantors, as guarantors of the Notes, in any manner that is adverse to the rights of the Holders, as such, except as expressly provided in this Indenture;
(viii)make any note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;
(ix)reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(x)make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Notes or the Collateral Agreements that requires the consent of each affected Holder.
In addition, any amendment or supplement to, or waiver of any provision of, this Indenture, the Notes or any Security Document that has the effect of releasing the Liens on all or substantially all of the Collateral securing the Notes, other than in accordance with this Indenture and the Security Documents, will require the consent of the Holders of not less than two thirds (2/3) of the principal amount of the Notes then outstanding.
For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture, the Notes or the Collateral Agreements, or waiver of any provision of this Indenture, the Notes or the Collateral Agreements, may change the amount or type of consideration due on any Note on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder, subject to the parenthetical in Section 8.02(A)(ii).
(B)Approval of Any Form of Amendment. A consent of any Holder pursuant to this Section 8.02 shall include approval of the form and the substance of the proposed amendment, supplement or waiver.
Section 8.03.NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.
Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders, the Trustee and the Collateral Agent written notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.04.REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A)Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes, regardless of whether all holders of Notes are entitled to participate in such offer or transaction.
(D)Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.NOTATIONS AND EXCHANGES.
If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.04, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.06.TRUSTEE AND COLLATERAL AGENT TO EXECUTE SUPPLEMENTAL INDENTURES.
Each of the Trustee and the Collateral Agent will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that neither the

Trustee nor the Collateral Agent need (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the rights, duties, benefits, privileges, protections, liabilities, indemnities or immunities of the Trustee or the Collateral Agent, as applicable. In executing any amendment or supplemental indenture, each of the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 12.01 and 12.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.
Article 9.GUARANTEES
Section 9.01.GUARANTEES.
(A)Generally. By execution of this Indenture or any amendment or supplement to this Indenture pursuant to Section 8.01(B), each Guarantor (x) acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits; and (y) subject to this Article 9, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their respective successors and assigns, regardless of the validity or enforceability of this Indenture the Security Agreement, the Notes or the obligations of the Company under this Indenture, the Notes or the Security Agreement, that:
(i)the principal of, any interest on, and any Conversion Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise,
(collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.
Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B)Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.
(C)Reinstatement of Guarantee Upon Return of Payments. If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder, the Trustee or the Collateral Agent, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(D)Subrogation. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by it under a Guarantee until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.
Section 9.02.LIMITATION ON GUARANTOR LIABILITY.
Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Collateral Agent, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 9.03.EXECUTION AND DELIVERY OF GUARANTEE.
The execution by each Guarantor of this Indenture or an amendment or supplement to this Indenture pursuant to Section 8.01(B) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing any such amendment or supplement to this Indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.
Section 9.04.WHEN THE GUARANTORS MAY MERGE, ETC.
(A)Generally. No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Guarantor Business Combination Event”), unless the Guarantee of such Guarantor will be released in connection with such transaction pursuant to Section 9.07 or:
(i)the resulting, surviving or transferee Person is either (x) such Guarantor or (y) if not such Guarantor, a Person (the “Successor Guarantor Corporation”) that expressly assumes (by executing and delivering to the Trustee and the Collateral Agent, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of such Guarantor’s obligations under this Indenture and the Notes; and
(ii)immediately after giving effect to such Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee and the Collateral Agent. Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
(C)Successor Corporation Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Successor Guarantor Corporation (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor Corporation had been named as a Guarantor in this

Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.
Section 9.05.FUTURE GUARANTORS.
If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date, then, such Subsidiary will become a Guarantor by executing a supplemental indenture to this Indenture (substantially in the form set forth in Exhibit B) pursuant to Section 8.01(B) (and, to the extent such Subsidiary holds assets required to be Collateral, one or more Security Agreements or supplements or amendments thereto needed to grant to the Collateral Agent the Liens required to be granted pursuant to this Indenture) and deliver such supplemental indenture (and, if applicable, Security Agreement(s) or supplement(s) or amendment(s)) to the Trustee and the Collateral Agent within twenty (20) Business Days of the date on which such Subsidiary was acquired or created or guaranteed Indebtedness of the Company, as applicable. The Company or the Guarantor, as applicable, will provide one or more Opinions of Counsel and Officer’s Certificates with respect to the foregoing.
Section 9.06.APPLICATION OF CERTAIN PROVISIONS TO THE GUARANTORS.
(A)Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Trustee or the Collateral Agent, as applicable, will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 13.02 with the same effect as if each reference to the Company in Section 13.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.
(B)Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.
Section 9.07.RELEASE OF GUARANTEES.
The Guarantee of a Guarantor, and the Lien on a Guarantor’s Collateral, will be released automatically:
(A)in connection with such Guarantor’s consolidation with or merger with or into, or sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company;
(B)in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company such that such Guarantor is no longer a Subsidiary of the Company; or
(C)upon defeasance or discharge pursuant to Article 11.

Article 10.COLLATERAL
Section 10.01.GRANT OF SECURITY INTEREST
(A)Generally. To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same become due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Security Documents, the Guarantees and the Notes, the Company will, on the Issue Date, cause the Security Documents to be executed and delivered, granting to the Collateral Agent Liens (which are subject to Permitted Liens) on all Collateral other than Excluded Collateral. On the Issue Date, the Company will deliver standard closing opinions to the Collateral Agent and the Trustee in respect of the Security Documents.
(B)Acceptance by the Holders; Further Acts. Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document to be executed by the Company or any Guarantor on or after the Issue Date, as the same may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will, and will cause each of its Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured thereby, according to the intent and purpose herein and therein expressed, including taking all commercially reasonable actions required to cause the Security Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Security Document and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), in each case, except as expressly provided in this Indenture or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent will have the power to appoint, and will take all reasonable action to appoint, one or more Persons reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers will not be inconsistent with the provisions of this Indenture, the Notes or the Guarantees. The Company will from time to time promptly pay all reasonable financing and continuation statement and mortgage recording and/or filing fees, charges and taxes relating to this Indenture, the Security

Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
Section 10.02.RECORDING.
On or after the Issue Date, each of the Company and the Guarantors will execute and file financing statements and other lien perfection instruments in its jurisdiction of organization and in any other relevant jurisdictions describing itself as debtor, the Collateral Agent as secured party, and the collateral covered by such financing statements as “All assets of Debtor, all proceeds thereof, and all rights and privileges with respect thereto, other than Excluded Collateral” (or substantially similar words). The Company and the Guarantors, and each of them, authorize (but do not obligate) the Collateral Agent to file the foregoing financing statements and other lien perfection instruments from time to time on their behalf in all relevant jurisdictions and to file amendments and continuation statements from time to time with respect thereto.
Section 10.03.LIENS ON ADDITIONAL PROPERTY.
With respect to any Property, including real property owned in fee simple, on the Issue Date or acquired after the Issue Date by the Company or any Guarantor as to which the Collateral Agent, for the benefit of the Holders, the Trustee and the Collateral Agent, does not have an Acceptable Security Interest on the Issue Date and which does not constitute an “Excluded Asset” under the Security Agreement with respect to Properties, including real property owned in fee, execute and deliver to the Collateral Agent such Collateral Agreements or amendments to Collateral Agreements and take all actions, including the filing of any financing statements or Mortgages necessary or advisable to grant to the Collateral Agent, for the benefit of the Holders, the Trustee and the Collateral Agent, an Acceptable Security Interest in such Property promptly, and in any event within thirty (30) days, or in the case of real property, sixty (60) days), following the earlier of (1) the end of the calendar month in which the Property is received by the Company or any Guarantor, as applicable; and (2) the date such Property is acquired.
The Company will, or will cause the applicable Guarantor to, within sixty (60) days after the Issue Date, or if Property is subsequently acquired, the date of such acquisition, execute and deliver to the Collateral Agent: (i) such executed mortgages or amendments or supplements to prior mortgages naming the Collateral Agent, as mortgagee or beneficiary; (ii) satisfactory evidence of the completion of all recordings and filings of such mortgages, amendments or supplements in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith); (iii) a loan policy of title insurance with customary endorsements and coverage levels, (iv) flood insurance if required by applicable law; and (v) local counsel opinion or opinions (each, subject to customary assumptions and qualifications) to the effect that the Collateral Agent has a valid and perfected first-priority Lien with respect to the real property that is subject to the applicable Mortgage.
Section 10.04.RELEASE OF COLLATERAL.

(A)Generally. The Collateral Agent will not at any time release Collateral from the security interests created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.
(B)Effect of Permitted Release. The release of any Collateral from the terms of the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions of this Indenture if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents.
(C)Special Provisions for Release of Certain Collateral. Notwithstanding anything to the contrary in any Security Document, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing will be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business and, as and when requested by the Company, the Collateral Agent is authorized to execute and deliver UCC financing statement amendments or releases that delete such released Collateral or any Excluded Collateral from any previously filed financing statements that included such released Collateral or any Excluded Collateral in the description of the assets covered thereby. If requested in writing by the Company, the Trustee will instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may reasonably request to evidence or confirm that the Collateral falling under this Section 10.04 has been released from the Liens of each of the Security Documents. The Collateral Agent will execute and deliver such documents, instruments and statements and will take all such actions promptly upon receipt of such instructions from the Trustee.
(D)When Release Is Permitted; Officer’s Certificate. Subject to the foregoing, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby.
(i)Upon the request of the Company pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Indenture Documents if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released from the Liens securing the Notes; or
(ii)The Liens on all Collateral that secures the Indenture Documents also will be released: upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable;
Upon receipt of such Officer’s Certificate and an Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent will execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.
Section 10.05.FORM AND SUFFICIENCY OR RELEASE
In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such Property under this Indenture and the Security Documents, the Collateral Agent and the Trustee, as applicable, will execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding anything to the contrary in the immediately preceding sentence, all purchasers and grantees of any Property or rights purporting to be released herefrom will be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the Property therein described from the Lien of this Indenture or of the Security Documents.
Section 10.06.PURCHASE PROTECTED
No purchaser or grantee of any Property or rights purporting to be released herefrom will be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor will any purchaser or grantee of any Property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
Section 10.07.ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT.
Subject to the provisions of the applicable Security Documents:
(A)the Collateral Agent will execute and deliver the Security Documents and act in accordance with the terms thereof;
(B)the Collateral Agent may, but shall not be obligated, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:
(i)enforce any of the terms of the Security Documents, and
(ii)collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Security Documents; and
(iii)the Collateral Agent will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).
Notwithstanding anything to the contrary in any of the Indenture Documents, no Holder will have any right individually to realize upon any of the Collateral. All powers, rights and remedies of the Collateral Agent hereunder and under the Security Documents may be exercised solely by the Collateral Agent.
Notwithstanding anything to the contrary in this Section 10.07, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, will take such actions.
Section 10.08.RECEIPT OF FUNDS BY THE COLLATERAL AGENT.
The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 7.11 and the other provisions of this Indenture.
Section 10.09.COLLATERAL AGENT RIGHTS, PROTECTIONS AND DUTIES AND RELATED PROVISIONS.
(A)Each Holder, by acceptance of the Notes, designates and appoints the Collateral Agent as its agent under this Indenture and the Security Documents, and each Holder, by acceptance of the Notes, irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.09. The provisions of this Section 10.09 are solely for the benefit of the Collateral Agent, and none of the Trustee, any Holder, the Company or any Guarantor will have any rights as a third party beneficiary of any of the provisions of this Section 10.09. Each Holder agrees that any action taken by the Collateral Agent in accordance with this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth in this Indenture or therein, will be authorized and binding on all Holders. Notwithstanding anything to the contrary in this Indenture or the Security Documents, the duties of the Collateral Agent will be ministerial and administrative in nature, and the Collateral Agent will not have any duties or responsibilities, except those expressly set forth in this Indenture or the Security Documents to which the Collateral Agent is a party, nor will the Collateral Agent have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Indenture or any Security Document or will otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other express or implied obligations arising under agency doctrine of any applicable law. Instead, such term is used in such context merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(B)The Collateral Agent will be fully justified in failing or refusing to take any action under this Indenture or any Security Document unless it first receives such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes then outstanding as it determines and, if it so requests, it will first be indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent will in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any Security Document, in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then-outstanding Notes, and such request and any action taken or failure to act pursuant thereto will be binding upon all of the Holders.
(C)The Collateral Agent will not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent has received written notice from the Trustee or the Company, referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent will take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Holders of a majority in aggregate principal amount of the Notes then outstanding (subject to this Section 10.09).
(D)Neither the Collateral Agent nor any of its officers, directors, employees will be liable to the Company, any Guarantor, the Holders or the Trustee for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, and neither of them will be under any obligation to sell or otherwise dispose of any Collateral at the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Neither the Collateral Agent nor any of its officers, directors, employees, attorneys, representatives or agents will be responsible for any act or failure to act under this Indenture, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.
(E)The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date; (ii) bind the Holders on the terms as set forth in the Security Documents; and (iii) perform and observe its obligations under the Security Documents.

(F)The Collateral Agent will have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Company’s or any Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities or powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document, other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes then outstanding or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent will have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(G)No provision of this Indenture or any Security Document will require the Collateral Agent or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or of the Trustee, in the case of the Collateral Agent) unless the Collateral Agent has received indemnity or security satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary in this Indenture or the Security Documents, if the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, then the Collateral Agent will not be required to commence such action or exercise such remedy or inspect or conduct any studies of any property under the mortgages or take any other action if the Collateral Agent determines that it may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent will always be entitled to cease taking any action set forth above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(H)The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Guarantor under this Indenture or any Security Document. The Collateral Agent will not be responsible to any Holder or Person for (i) any recitals, statements, information, representations or warranties contained in this Indenture or any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Security Document; (ii) the execution, validity, genuineness, effectiveness or enforceability of any Security Document of any other party thereto; (iii) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; (iv) the validity, enforceability or collectability of any Obligations; (v) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or (vi) any failure of any obligor to perform its Obligations under this Indenture or any Security Document. The Collateral Agent has no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture or any Security Document, or the satisfaction of any conditions precedent contained in this Indenture or any Security Document. The Collateral Agent will not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture or any Security Document unless expressly set forth under this Indenture or thereunder. The Collateral Agent will have the right to seek instructions from the Holders with respect to the administration of this Indenture and the Security Documents.
(I)The parties to this Indenture and the Holders agree and acknowledge that the Collateral Agent will not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses or costs (including any remediation, corrective action, response, removal or remedial action, any or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture or any Security Document, or for any actions taken pursuant to this Indenture or thereto. The parties to this Indenture and the Holders agree and acknowledge that, in the exercise of rights under this Indenture or any Security Document, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including the properties under the real property that constitute Collateral, and that any actions taken by the Collateral Agent will not be construed as or otherwise constitute any participation in the management of such Collateral, including the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.
(J)Upon receipt by the Collateral Agent of a Company Order (a “Security Document Order”), the Collateral Agent is authorized to execute and enter into, and will execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order will (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 10.09(J); and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document will be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, authorize and direct the Collateral Agent to execute such Security Documents.
(K)Notwithstanding anything to the contrary in this Indenture or any Security Document, the Collateral Agent will not be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or any Security Document (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), and the Collateral Agent will not be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.
(L)Before the Collateral Agent acts or refrains from acting at the request or direction of the Company or any Guarantor, or in connection with any Security Document, it may require an Officer’s Certificate and an Opinion of Counsel. The Collateral Agent will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(M)The Collateral Agent, in its capacity as such, will be entitled to the same rights and protections afforded to the Trustee by Sections 12.02, 12.03, 12.04 and 12.06, will be subject to replacement in the same manner as the Trustee pursuant to Section 12.07, and will be subject to Section 12.08, in each case as if references to the Trustee in such Sections were instead references to the Collateral Agent, mutatis mutandis. Each reference in this Indenture to any Section, clause or other part of Article 12 with respect to the Collateral Agent will be deemed to be a reference to such Section, clause or part as modified by this Section 10.09.
Article11.SATISFACTION AND DISCHARGE; DEFEASANCE OF RESTRICTIVE COVENANTS
Section 11.01.TERMINATION OF COMPANY'S OBLIGATIONS.
This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, and all Liens created pursuant to the Collateral Agreements will be released, when:
(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.06) have (A) been delivered to the Trustee for cancellation; or (B) become due and payable for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other Property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.06);
(C)the Company has paid all other amounts payable by it under this Indenture; and
(D)the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 12 and Sections 10.09 and 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.08 and the obligations of the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent with respect to money or other Property deposited with them will survive such discharge.
At the Company’s written request, each of the Trustee and the Collateral Agent will acknowledge the satisfaction and discharge of this Indenture.
Section 11.02.REPAYMENT TO COMPANY.
Subject to applicable unclaimed property law, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other Property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other Property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other Property must look to the Company for payment as a general creditor of the Company.
Section 11.03.REINSTATEMENT.
If the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent is unable to apply any cash or other Property deposited with it pursuant to Section 11.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 11.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other Property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other Property from the cash or other Property, if any, held by the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent, as applicable.
Section 11.04.DEFEASANCE OF RESTRICTIVE COVENANTS.
If the following conditions have been satisfied:
(A)the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest would accrue on such Note at their respective maximum rates per annum provided in Sections 3.19 and 7.04; and (ii) one hundred and one percent (101%) of the principal amount of the Notes outstanding as of the time of such deposit;

(B)with respect to each Note, if any, for which a Conversion Date has occurred, but the Conversion Consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (A) above, the Company has caused there to be irrevocably deposited, with the Trustee or the Conversion Agent for the benefit of the Holders, the maximum kind and amount of Conversion Consideration due in respect of such Note;
(C)the Company irrevocably instructs the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other Property due on the Notes from the cash or other Property deposited pursuant clauses (A) and (B) above as the same becomes due;
(D)as of the time of the deposits referred into clauses (A) and (B) above, (i) no Default in the payment or delivery of any amount or Property (including Conversion Consideration) on any Note has occurred and is continuing; and (ii) there are no Notes that have been called for Redemption, but that have not been redeemed, as of the time of such deposits;
(E)the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize any income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if the Covenant Defeasance had not occurred;
(F)the Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, but solely in connection with the incurrence of any Indebtedness to finance the Covenant Defeasance) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;
(G)the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred into clauses (A) and (B) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(H)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with, then, notwithstanding anything to the contrary in this Indenture or the Notes:
(i)each of Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16 and 3.19, and the obligations of the Company or the Guarantors under Article 10, will thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such Sections (whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any of such Sections or by reason of any reference in any such Section to any other provision of this Indenture or in any other document) will not in itself constitute a Default or Event of Default;

(ii)all Liens created pursuant to the Collateral Agreements will be released and all Collateral Agreements will be terminated; and
(iii)each Guarantor will be discharged from its obligations under this Indenture and the Notes.
For the avoidance of doubt, the remainder of this Indenture and the Notes will be unaffected by and Covenant Defeasance and will continue to be in full force and effect.
Each of the Trustee, the Paying Agent and the Conversion Agent will return to the Company any cash or other Property deposited with it pursuant to clause (A) or (B) above that remains on deposit after (x) all Notes have been paid in full and none remain outstanding; and (y) the Company has paid all other amounts payable by it under this Indenture.
Article 12.TRUSTEE
Section 12.01.DUTIES OF THE TRUSTEE.
(A)The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but will not be required to verify any mathematical calculations or factual statements contained therein).
(C)The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:
(i)this paragraph will not limit the effect of Section 12.01(B);

(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.
(D)Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 12.01, regardless of whether such provision so expressly provides.
(E)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(F)The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
(G)The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (except in its capacity as Paying Agent pursuant to the terms of this Indenture) or any records maintained by any co-Note Registrar with respect to the Notes.
(H)If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event.
(I)Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
Section 12.02.RIGHTS OF THE TRUSTEE.
(A)The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in original or facsimile form) that is believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)The Trustee may act through its attorneys, agents, nominees or custodians and will not be responsible for the misconduct or negligence of any such agent appointed with due care.
(D)The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)The Trustee will not be deemed to have knowledge of any Default or Event of Default unless (i) a Responsible Officer has actual knowledge of such Default or Event of Default; or (ii) written notice of any event that is in fact such a Default or Event of Default is received by the Trustee in accordance with Section 13.01, and such notice references the Notes and this Indenture.
(H)The permissive rights of the Trustee to act under this Indenture are not a duties.
(I)Neither the Trustee, the Paying Agent or the Conversion Agent will be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit), regardless of whether the Trustee, the Paying Agent or the Conversion Agent has been advised of the likelihood of such loss or damage or the form of action.
(J)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such times to take specified actions pursuant to this Indenture.
(K)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, and each agent, custodian and other Person employed to act under this Indenture.
(L)The Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(M)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.
(N)None of the Trustee, the Conversion Agent, the Note Registrar or any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 12.03.INDIVIDUAL RIGHTS OF THE TRUSTEE.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign as Trustee. Each of the Paying Agent and the Conversion Agent will have that same rights and duties as the trustee under this Section 12.03.
Section 12.04.TRUSTEE'S DISCLAIMER.
The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.
Section 12.05.NOTICE OF DEFAULTS.
If a Default or Event of Default occurs and is continuing and is actually known to the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to the Trustee at such time, promptly (and in any event within twenty (20) Business Days) after it becomes actually known to the Trustee (as provided in Section 12.02(G)); provided, however, that except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.
Section 12.06.COMPENSATION AND INDEMNITY.
(A)The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture as the parties agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(B)The Company and the Guarantors will, jointly and severally, indemnify, defend, protect and hold the Trustee harmless from and against any and all losses, liabilities, damages, costs or expenses suffered or incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 12.06) and defending itself against any claim (whether asserted by the Company any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Trustee will promptly notify the Company and the Guarantors of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company or the Guarantors will not relieve the Company or the Guarantors of their obligations under this Section 12.06(B). The Company and the Guarantors will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company and the Guarantors will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company and the Guarantors need not pay for any settlement of any such claim made without their consent, which consent will not be unreasonably withheld.
(C)The obligations of the Company and the Guarantors under this Section 12.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)To secure the Company’s and the Guarantors’ payment obligations in this Section 12.06, the Trustee will have a lien prior to the Notes on all money or Property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (xx) or (xxi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 12.07.REPLACEMENT OF THE TRUSTEE.
(A)Notwithstanding anything to the contrary in this Section 12.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 12.07.

(B)The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing at least thirty (30) days in advance of such removal. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 12.09;
(ii)the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its Property; or
(iv)the Trustee becomes incapable of acting.
(C)If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(E)If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 12.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(F)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all Property held by it as Trustee to the successor Trustee, which Property will, for the avoidance of doubt, be subject to the lien provided for in Section 12.06(D). Notwithstanding any replacement of the Trustee pursuant to this Section 12.07, the Company’s and the Guarantors’ obligations under Section 12.06 will continue for the benefit of the retiring Trustee.
Section 12.08.SUCCESSOR TRUSTEE BY MERGER, ETC.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

Section 12.09.ELIGIBILITY; DISQUALIFICATION..
There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Article 13.MISCELLANEOUS
Section 13.01.NOTICES.
Any notice or communication by the Company, and Guarantor, the Trustee or the Collateral Agent to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
If to the Company or any Guarantor:
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Steve Schrader, Chief Financial Officer
Email address: steve.schrader@workhorse.com

with a copy (which will not constitute notice) to:

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
Attention: Arthur McMahon, III and David A. Zimmerman
Email addresses: amcmahon@taftlaw.com and dzimmerman@taftlaw.com

If to the Trustee or the Collateral Agent:
U.S. Bank National Association
Global Corporate Trust
425 Walnut Street
CN-OH-W6CT
Cincinnati, OH 45202
Attention: Workhorse Group Notes Administrator
Email: Daniel.Boyers@usbank.com

The Company, any Guarantor, the Trustee and the Collateral Agent, by notice to the others, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, provided that any notice or communication delivered to the Trustee or the Collateral Agent will be deemed effective upon actual receipt thereof.
All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Note Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.
Notwithstanding anything to the contrary in this Indenture or the Notes, whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.
Section 13.02.DELIVERY OF OFFICER'S CERTIFICATE AND OPINION OF LEGAL COUNSEL AS TO CONDITIONS PRECEDENT.
Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company will furnish to the Trustee or the Collateral Agent, as applicable
(A)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and
(B)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.03.STATEMENTS REQUIRED IN OFFICER'S CERTIFICATE AND OPINION OF COUNSEL.
Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:
(A)a statement that the signatory thereto has read such covenant or condition;
(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 13.04.RULES BY THE TRUSTEE, THE NOTE REGISTRAR AND THE PAYING AGENT.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Note Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.05.NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.
No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
Section 13.06.GOVERNING LAW; WAIVER OF JURY TRIAL.
THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR, THE TRUSTEE AND THE COLLATERAL AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 13.07.SUBMISSION TO JURISDICTION.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor, the Trustee, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 13.08.No ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.
Section 13.09.SUCCESSORS.
All agreements of the Company and the Guarantors in this Indenture and the Notes will bind its respective successors. All agreements of the Trustee or the Collateral Agent in this Indenture will bind its successors.
Section 13.10.FORCE MAJEURE.
The Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will not be responsible for and will not incur any liability for any failure or delay in performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, epidemics, pandemics, accidents, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism, unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility or interruptions or loss or malfunctions of utilities, communications or computer (software and hardware) services).
Section 13.11.U.S.A. PATRIOT ACT.
The Company acknowledges that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The Company agrees to provide the Trustee and the Collateral Agent with such information as it may request to enable the Trustee and the Collateral Agent to comply with the U.S.A. Patriot Act.
Section 13.12.CALCULATIONS.
Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, accrued interest, Defaulted Amount and Additional Interest, if any, on the Notes and the Conversion Rate.
The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee, the Collateral Agent and the Conversion Agent, and each of the Trustee, the Collateral Agent and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. Each of the Trustee and the Collateral Agent will promptly forward a copy of each such schedule to a Holder upon its written request therefor. None of the Trustee, the Collateral Agent or the Conversion Agent will (A) have any liability or responsibility or obligation in connection with any calculation or information relating to any calculation; or (B) responsibility or obligation to determine when or whether any Notes may be converted at any time.
Section 13.13.SEVERABILITY.
If any provision of this Indenture or the Notes are invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.
Section 13.14.COUNTERPARTS.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.
Section 13.15.TABLE OF CONTENTS, HEADINGS, ETC.
The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.
Section 13.16.WITHHOLDING TAXES.
Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note; provided, that the Company shall use commercially reasonable efforts to provide each Holder and each beneficial owner of an interest in a Global Note with a written notice of the Company’s intention to withhold at least five (5) Business Days prior to any such withholding and shall cooperate with the applicable payee to minimize any such withholding.
Section 13.17.AUTHENTICATING AGENT
    The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 12.09.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 13.17, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
If an authenticating agent is appointed pursuant to this Section 13.17, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ___________________
Authorized Signatory

Section 13.18.EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES AND OPINIONS OF COUNSEL TO TRUSTEE
    Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, (2) the mandatory exchange of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144 and the removal of the restrictive legends in connection therewith unless a new Note is to be authenticated, or (3) a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Notwithstanding anything to the contrary in this Section 13.18, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.
WORKHORSE GROUP INC.
By:        Name:
Title:

[Signature Page to Indenture]

WORKHORSE TECHNOLOGIES INC.
By:        Name:
Title:

[Signature Page to Indenture]

WORKHORSE MOTOR WORKS INC.
By:        Name:
Title:

[Signature Page to Indenture]

WORKHORSE PROPERTIES INC.
By:        Name:
Title:

[Signature Page to Indenture]

WORKHORSE HOLDINGS LLC
By:        Name:
Title:

[Signature Page to Indenture]

US BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
By:        Name:
Title:

[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF Workhorse Group Inc. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WORKHORSE GROUP INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF WORKHORSE GROUP INC. DURING THE PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.1

1 The Restrictive Legend shall be deemed removed from the face of this Note without further action by the Company, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

WORKHORSE GROUP INC.
4.00% Senior Secured Convertible Notes due 2024
No. [_____]        Initially $200,000,000
CUSIP No.
Workhorse Group Inc., a Nevada corporation, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto on October 15, 2024, and to pay interest thereon, as provided in this Note, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2021.
Regular Record Dates:	January 1, April 1, July 1 and October 1.

Additional provisions of the Notes are set forth on the other side of the Notes.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Workhorse Group Inc. has caused this instrument to be duly executed as of the date set forth below.
WORKHORSE GROUP INC.
Date:    By:    ___________________________________
                        Name:
                        Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.
Date:    By:____________________________________
        Authorized Signatory

WORKHORSE GROUP INC.
Senior Secured Convertible Notes due 2024
The Notes are one of a duly authorized issue of notes of Workhorse Group Inc., a Nevada corporation (the “Company”), designated as its Convertible Notes due 2024 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of October 14, 2020 (as the same may be amended from time to time, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used in the Notes without definition have the respective meanings ascribed to them in the Indenture.
The Indenture sets forth the rights and obligations of the Company, the Guarantors, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in the Notes, to the extent that any provision of the Notes conflicts with the provisions of the Indenture, the provisions of the Indenture will control.
1.Interest. The Notes will accrue interest at a rate of 4.00% per annum; provided that in the event that the Company receives a USPS Minimum Firm Order, the Stated Interest shall be 2.75% beginning on the Interest Payment Date following receipt of such USPS Minimum Firm Order, certified to the Trustee in an Officer’s Certificate, until the Maturity Date (the “Stated Interest”). Stated Interest on this Note will (i) accrue on the principal amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be payable quarterly in arrears on each Interest Payment Date; and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.Maturity. The Notes will mature on October 15, 2024, unless earlier repurchased, redeemed or converted.
3.Guarantees. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors as provided in Article 9 of the Indenture.
4.Method of Payment. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.
5.Persons Deemed Owners. The Holder of the Notes will be treated as the owner of the Notes for all purposes.
6.Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of the Notes may transfer or exchange the Notes by presenting it to the Note Registrar and delivering any required documentation or other materials.

7.Right of Holders to Require the Company to Repurchase. Each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.
8.Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.04 of the Indenture.
9.Conversion. The Holder of the Notes may convert the Notes into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.
10.When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.
11.Security. The Notes will be secured in the manner, and subject to the terms, set forth in the Indenture and the Collateral Agreements.
12.Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.
13.Amendments, Supplements and Waivers. The Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.
14.No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
15.Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
16.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

17.Governing Law. THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Chief Financial Officer

[FORM OF NOTICE OF CONVERSION]
WORKHORSE GROUP INC.
Senior Secured Convertible Notes due 2024
Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):
☐    the entire principal amount of
☐    $2* aggregate principal amount of
the Note identified by CUSIP No. and Certificate No.
The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
*     Must be an Authorized Denomination.

Date:	__________________________________________
(Legal Name of Holder)
By: ____________________________________
Name:
Title:
Signature Guaranteed:
__________________________________________
Participant in a Recognized Signature Guarantee Medallion Program
By: _____________________________________
Authorized Signatory

FUNDAMENTAL CHANGE REPURCHASE NOTICE
WORKHORSE GROUP INC.
Senior Secured Convertible Notes due 2024
Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
☐    the entire principal amount of
☐    $3* aggregate principal amount of
the Note identified by CUSIP No. and Certificate No.
The undersigned acknowledges that the Notes, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:	__________________________________________
(Legal Name of Holder)
By: ____________________________________
Name:
Title:
Signature Guaranteed:
__________________________________________
Participant in a Recognized Signature Guarantee Medallion Program
By: _____________________________________
Authorized Signatory

*     Must be an Authorized Denomination.

ASSIGNMENT FORM
WORKHORSE GROUP INC.
Senior Secured Convertible Notes due 2024
Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:	_______________________________________
Address:	_______________________________________
_______________________________________ _______________________________________
Social security or tax identification number:	______________________________________

the within Note and all rights thereunder irrevocably appoints:
as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:	__________________________________________
(Legal Name of Holder)
By: ____________________________________
Name:
Title:
Signature Guaranteed:
__________________________________________
Participant in a Recognized Signature Guarantee Medallion Program
By: _____________________________________
Authorized Signatory

TRANSFEROR ACKNOWLEDGEMENT
If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):
1.☐    Such Transfer is being made to the Company or a Subsidiary of the Company.
2.☐    Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
3.☐    Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.
4.☐    Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:
_________________________________________
(Legal Name of Holder)
By: ______________________________________
Name:
Title:

Signature Guaranteed:
_________________________________________
(Participant in a Recognized Signature Guarantee Medallion Program)
By: ______________________________________
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT
The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:
_________________________________________
(Legal Name of Holder)
By: ______________________________________
Name:
Title:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*4
INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[ ]
The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*     Insert for Global Notes only.

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [date], among [legal name of Guarantor] (the “New Guarantor”), a subsidiary of Workhorse Group Inc. (or its successor) (the “Company”), and [●], as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS the Company, each Guarantor party thereto and the Trustee have heretofore executed an indenture, dated as of October 14, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s Senior Secured Convertible Notes due 2024 (the “Notes”);
WHEREAS Section 9.05 of the Indenture requires the Company to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor will fully and unconditionally guarantee the Guaranteed Obligations on the terms and conditions set forth in this Supplemental Indenture and the Indenture; and
WHEREAS pursuant to Section 8.01(B) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee agree for the equal and ratable benefit of the holders of the Notes as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital to this Supplemental Indenture are used in this Supplemental Indenture as therein defined, except that the term “holders” in this Supplemental Indenture refers to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.Agreement to Guarantee. The New Guarantor agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Guaranteed Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 9 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
3.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. This Supplemental Indenture will form a part of the Indenture for all purposes,
B-1

and every holder of Notes heretofore or hereafter authenticated and delivered will be bound by this Supplemental Indenture.
4.Trustee Makes No Representation. The Trustee makes no representation as to the validity, enforceability or sufficiency of this Supplemental Indenture or as to the statements made in the recitals, all of which are statements of the Company and the Guarantors.
5.Miscellaneous. Sections 13.01, 13.05, 13.06, 13.07, 13.13, 13.14 and 13.15 of the Indenture will apply to this Supplemental Indenture as if the same were reproduced in this Supplemental Indenture, mutatis mutandis.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

B-2

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

WORKHORSE GROUP INC.
By:____________________________________
Name:
Title:

[LEGAL NAME OF GUARANTOR], as Guarantor
By:    ____________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:    ____________________________________
Name:
Title:

B-3